Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Funds

We consent to the use of each of our reports for each of the funds listed below, which are series of Legg Mason Partners Income Trust, as of each of the respective fiscal year end dates described below, incorporated herein by reference.

Fund Name (former registrant name) and Fiscal Year End	Report Date
Legg Mason Partners California Municipals Fund (formerly of Legg Mason Partners California Municipals Fund, Inc.)
February 28, 2006	April 19, 2006

Legg Mason Partners Managed Municipals Fund (formerly of Legg Mason Partners Managed Municipals Fund, Inc.)
February 28, 2006	April 19, 2006

Western Asset Emerging Markets Debt Portfolio (formerly Salomon Brothers Institutional Emerging Markets Debt Fund, a series of Salomon Brothers Institutional Series Funds Inc)
February 28, 2006	April 19, 2006

Western Asset Global High Yield Bond Portfolio (formerly Salomon Brothers Institutional High Yield Bond Fund, a series of Salomon Brothers Institutional Series Funds Inc)
February 28, 2006	April 19, 2006

Legg Mason Partners Intermediate-Term Municipals Fund (formerly Legg Mason Partners Limited Term Municipals Fund, a series of Legg Mason Partners Municipal Funds)
March 31, 2006	May 24, 2006

Legg Mason Partners New Jersey Municipals Fund (formerly of Legg Mason Partners Jersey Municipals Fund, Inc.)
March 31, 2006	May 24, 2006

Legg Mason Partners New York Municipals Fund (formerly of Legg Mason Partners Municipal Funds)
March 31, 2006	May 24, 2006

Legg Mason Partners Pennsylvania Municipals Fund (formerly of Legg Mason Partners Municipal Funds)
March 31, 2006	May 24, 2006

Legg Mason Partners Oregon Municipals Fund (formerly of Legg Mason Partners Oregon Municipals Fund)
April 30, 2006	June 29, 2006

Legg Mason Partners Adjustable Rate Income Fund (formerly of Legg Mason Partners Adjustable Rate Income Fund)
May 31, 2006	July 24, 2006

The Board of Trustees

Legg Mason Partners Income Trust

Legg Mason Partners Core Plus Bond Fund (formerly of Legg Mason Partners Core Plus Bond Fund, Inc.)
July 31, 2006	September 25, 2006

Legg Mason Partners Core Bond Fund (formerly of Legg Mason Partners Income Funds)
July 31, 2006	September 25, 2006

Legg Mason Partners Diversified Strategic Income Fund (formerly of Legg Mason Partners Income Funds)
July 31, 2006	September 25, 2006

Legg Mason Partners High Income Fund (formerly of Legg Mason Partners Income Funds)
July 31, 2006	September 25, 2006

Legg Mason Partners Municipal High Income Fund (formerly of Legg Mason Partners Income Funds)
July 31, 2006	September 25, 2006

Legg Mason Partners Inflation Management Fund (formerly of Legg Mason Partners World Funds, Inc.)
October 31, 2006	December 27, 2006

Legg Mason Partners Short Duration Municipal Income Fund (formerly of Legg Mason Partners Trust II)
October 31, 2006	December 27, 2006

We also consent to the references to our firm under the heading “Financial highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

KPMG LLP

New York, New York

April 10, 2007